                                                                       Exhibit 5

                               FAEGRE & BENSON LLP
                         ------------------------------

                   2500 REPUBLIC PLAZA, 370 SEVENTEENTH STREET
                           DENVER, COLORADO 80202-4004
                             TELEPHONE 303-592-9000
                             FACSIMILE 303-820-0600

                                  June 8, 2000


ACT Teleconferencing, Inc.
1658 Cole Boulevard, Suite 130
Golden, CO  80401


     RE:  REGISTRATION ON FORM S-1 MEF


Ladies and Gentlemen:

     You have requested our opinion as counsel for ACT Teleconferencing, Inc., a Colorado corporation, in connection with your registration statement on Form S-1 under the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act, for an offering of 50,000 shares of ACT common stock, no par value; 212,500 warrants, each of which entitles the holder to purchase one share of common stock; and the 212,500 warrant shares underlying the warrants.

     We have examined ACT's Form S-1 filed with the Securities and Exchange Commission on or about March 10, 2000 (333-32156), Amendment No. 1 thereto filed on or about May 2, 2000, Amendment No. 2 filed on or about May 22, 2000, and Form S-1 MEF filed on or about June 8, 2000. We have also examined the amended and restated articles of incorporation of ACT as on file with the Secretary of State of the State of Colorado, the amended and restated bylaws and the minute book of ACT, various exhibits filed in connection with the registration statement, and other documents as we have deemed necessary to provide a basis for the opinion expressed in this opinion. We have also consulted with officers and directors of ACT to clarify, confirm, or supplement the foregoing documentation.

     Based on the foregoing, it is our opinion that the shares of common stock and the warrant shares, when issued as contemplated in the registration statement, will be legally and validly issued, will be fully paid and non-assessable, and all of the necessary corporate action on the part of ACT will have been taken to authorize the sale of the shares. In addition, the warrants, when issued as contemplated in the registration statement, will be legally and validly issued, and all corporate action by ACT will have been taken to authorize their issuance.

     We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption "Legal Matters" in the prospectus.

                                       Very truly yours,

                                       /s/ FAEGRE & BENSON LLP

                                       Faegre & Benson LLP